UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2018

PGT Innovations, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37971	20-0634715
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1070 Technology Drive North Venice, Florida	34275
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (941) 480-1600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 13, 2018, PGT Innovations, Inc. (the “Company”), through its direct wholly owned subsidiary, Coyote Acquisition Co., completed its previously announced acquisition of GEF WW Parent LLC, a Delaware limited liability company and a parent company of WWS Acquisition, LLC d/b/a Western Window Systems (“GEF WW”), and WWS Blocker LLC, a Delaware limited liability company (“Blocker,” and, together with GEF WW, “Western Window Systems”). Pursuant to the terms of a definitive purchase agreement dated as of July 24, 2018 (the “Purchase Agreement”) by and among the Company, Coyote Acquisition Co., a Delaware corporation and a wholly owned subsidiary of the Company, GEF WW, Blocker and various entities that currently collectively own all of the equity interests of GEF WW (collectively, the “Sellers”), the Company acquired from the Sellers all of the outstanding equity interests of GEF WW and Blocker for approximately $360 million in cash (the “Western Window Systems Acquisition”).

In connection with the Western Window Systems Acquisition, on August 10, 2018, PGT Escrow Issuer, Inc. (the “Escrow Issuer”), a Delaware corporation and wholly owned subsidiary of the Company, entered into an indenture (the “Indenture”) between the Escrow Issuer and U.S. Bank National Association, as trustee (the “Trustee”), relating to the issuance by the Escrow Issuer of $315.0 million aggregate principal amount of 6.75% senior notes due 2026 (the “notes”). The Escrow Issuer merged with and into the Company and the Company became the primary obligor under the notes (the “Assumption”). In addition, upon the consummation of the Western Window Systems Acquisition, the subsidiaries of Western Window Systems acquired pursuant to the Western Window Systems Acquisition executed a supplemental indenture, dated as of August 13, 2018 (the “First Supplemental Indenture”), pursuant to which they became guarantors of the notes, in addition to the Company’s existing wholly-owned subsidiaries.

The notes were sold on August 10, 2018 in a private transaction exempt from the registration requirements of the Securities Act of 1933 (the “Securities Act”). The notes have not been and will not be registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

The notes bear interest at a rate of 6.75% per annum. Interest on the notes is payable semi-annually in arrears on February 1 and August 1 of each year, commencing on February 1, 2019. The notes mature on August 1, 2026.

The notes are jointly and severally and fully and unconditionally guaranteed on a senior unsecured basis by each of the Company’s existing and future restricted subsidiaries, other than any restricted subsidiary of the Company that does not guarantee the existing senior secured credit facilities or any permitted refinancing thereof.

The terms of the notes are governed by the Indenture. The Indenture contains covenants limiting the ability of the Company and any guarantors to, among other things, (i) incur additional indebtedness; (ii) pay dividends on or make distributions in respect of capital stock or make certain other restricted payments or investments; (iii) enter into agreements that restrict distributions from restricted subsidiaries; (iv) sell or otherwise dispose of assets; (v) enter into transactions with affiliates; (vi) create or incur liens; merge, consolidate or sell all or substantially all of the Company’s assets; (vii) place restrictions on the ability of subsidiaries to pay dividends or make other payments to the Company; and (viii) designate the Company’s subsidiaries as unrestricted subsidiaries. These covenants are subject to a number of important exceptions and qualifications. Upon the occurrence of a “change of control,” as defined in the Indenture, the Company is required to offer to repurchase the notes at 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase.

The Company may redeem some or all of the notes at the redemption prices and on the terms specified in the Indenture.

The Indenture contains customary events of default, including, among other things, (i) failure to make required payments; (ii) failure to comply with certain agreements or covenants; (iii) failure to pay certain other indebtedness; (iv) certain events of bankruptcy and insolvency; and (v) failure to pay certain judgments. An event of default under the applicable Indenture will allow either the Trustee or the holders of at least 25% in aggregate principal amount of the then-outstanding series of notes, as applicable, issued under such Indenture to accelerate, or in certain cases, will automatically cause the acceleration of, the amounts due under the applicable series of notes.

The foregoing descriptions of the Indenture and the First Supplemental Indenture do not purport to be complete and are qualified in their entirety by reference to the full text of the Indenture and the First Supplemental Indenture, a copy of each is attached hereto as Exhibits 4.1 and 4.3 and incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On August 13, 2018, the Company completed the Western Window Systems Acquisition in accordance with the terms of the Purchase Agreement. The Western Window Systems Acquisition was financed with the proceeds of the issuance of notes described under Item 1.01 and available cash. The information in the first paragraph of Item 1.01 above is incorporated by reference into this Item 2.01.

The foregoing description of the Western Window Systems Acquisition and related matters is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01. Other Events

On August 13, 2018, the Company issued a press release announcing the closing of the previously announced Western Window Systems Acquisition. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The financial statements required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K must be filed.

(b) Pro forma financial information.

The pro forma financial information required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K must be filed.

(d) Exhibits.

Exhibit No.	Description

2.1	Purchase Agreement, dated as of July 24, 2018 by and among the Company, Coyote Acquisition Co., GEF WW Parent LLC, WWS Blocker LLC and the Sellers and Additional Sellers named in the Purchase Agreement and the Seller Representative (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on July 24, 2018)*

4.1	Indenture, dated as of August 10, 2018, between PGT Escrow Issuer, Inc. and U.S. Bank National Association, as Trustee, governing the 6.75% Senior Notes due 2026

4.2	Form of 6.75% Senior Note due 2026 (included in Exhibit 4.1)

4.3	First Supplemental Indenture, dated as of August 13, 2018, by and between U.S. Bank National Association and the Guarantors party thereto

99.1	Press Release, dated as of August 13, 2018

*	Certain exhibits and schedules have been omitted, and the Company agrees to furnish supplementally to the Commission a copy of any omitted exhibits or schedules upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PGT Innovations, Inc.

Date: August 13, 2018	By:	/s/ Brad West
Name: Brad West
Title: Sr. Vice President and Chief Financial Officer